Exhibit 10.21

Dated the 22nd day of December 2003

JUGADA COMPANY LIMITED

(as Landlord)

AND

VALENCE SEMICONDUCTOR DESIGN LIMITED

(as Tenant)

TENANCY AGREEMENT

of

Workshop No.01-10 on the 19th Floor of APEC Plaza, No.49 Hoi Yuen Road, Kwun Tong, Kowloon, Hong Kong

Term:	A term of Three (3) years from 16th November 2003 to 15th November 2006

Rental:	HK$64,467.00 per month exclusive of rates, management fee and central chilled water charges

Deposit:	HK$284,150.70

JOHNSON STOKES & MASTER,

SOLICITORS, & C.,

HONG KONG SAR.

[ILLEGIBLE]

SECTION I

AGREEMENT

Parties	AN AGREEMENT made this 22nd day of December Two Thousand and Three

BETWEEN (i) the Company detailed as the Landlord in Part I of the Schedule hereto (hereinafter called “the Landlord” which expression shall include its successors and assigns) of the one part and (ii) the person firm or company detailed as the Tenant in Part I of the Schedule hereto (hereinafter called “the Tenant” which expression shall include its successors and permitted assigns) of the other part.

	WHEREBY IT IS AGREED as follows :-

	1.	Agreement :-

Premises	1.01

The Landlord shall let and the Tenant shall take ALL THOSE the premises (hereinafter referred to as “the Premises”) forming part of the building now known as APEC Plaza, No.49 Hoi Yuen Road, Kwun Tong, Kowloon, Hong Kong (hereinafter referred to as “the Building”) erected on All That piece or parcel of land registered in the Land Registry as Kwun Tong Inland Lot No.731 which said Premises are more particularly described and set out in Part II of the Schedule attached hereto Together with the use in common with the Landlord and all others having the like right of the entrances staircases landings passages and public toilets in the Building in so far as the same are necessary for the proper use and enjoyment of the Premises and except in so far as the Landlord may from time to time restrict such use And together with the use in common as aforesaid of the escalators and air cooling services in the Building (if any and whenever the same shall be operating) for the term set forth in Part III of the Schedule hereto (hereinafter “the Term”) YIELDING AND PAYING

TermRent and other

[SEAL]

therefor throughout the Term such rent and other charges as are from time to time payable or ascertainable in accordance with the provisions set out in Part IV and Part V of the Schedule hereto and in this Agreement (all of which payments are unless the context otherwise requires or provides hereinafter included in the term “the Rent”) which sums shall be payable exclusive of rates and other outgoings and in advance clear of all deductions on the first day of each calendar month the first and last of such payments to be apportioned according to the number of days in the month included in the Term.  The Tenant agrees to use the Premises only for the purpose set forth in Part VII of the Schedule hereto and not for any other purpose and in the event that the user of the Premises designated in Part VII of the Schedule hereto shall specify the sale or supply thereat of any particular class or kind of goods or services the Tenant shall not use the Premises for the sale or provision of any other class or kind of goods services or other purpose whatsoever without the express permission of the Landlord in writing.

User

SECTION II

RENT AND OTHER CHARGES

	2.	The Tenant agrees with the Landlord as follows :-
Rent
2.01

To pay throughout the Term on the days and in the manner hereinbefore provided for payment thereof and in banknotes if so required by the Landlord such calendar monthly rent as is payable in accordance with the provisions of Part IV of the Schedule hereto;

Management fee and central chilled water charges	2.02

To pay on the days and in the manner hereinbefore provided the management fee and central chilled water charges as respectively set forth in Part V of the Schedule for the provision of management services for the Premises and for the supply of chilled water for use by the Tenant in connection with its air-conditioning installation Provided always that the rate of the said management fee and central chilled water charges shall be subject to review by the Manager of the Building in accordance with the provisions in the Deed of Mutual Covenant and Management Agreement relating to the Building.  The Manager’s determination of the new rate of the said management fee and central chilled water charges shall (save In the case of manifest error) be conclusive.

All running, operating, maintenance, cleaning and repair costs associated with the use of fan coil units or other air handling plant installed at the Premises will be borne by the Tenant in addition to the management fee and central chilled water charges. The electric power for such fan coil units or other air handling plant installed within or exclusively for the Premises shall be connected to the Tenant’s electricity supply meter and the Tenant shall pay direct to the supply authority or contractor for the electric power thereby consumed.

Rates	2.03

To pay and discharge all rates taxes assessments duties impositions charges and outgoings of an annual or recurring nature now or hereafter to be imposed or levied on the Premises or upon the owner or occupier in respect thereof by the Government of the Hong Kong Special Administrative Region of the People’s Republic of China or other lawful authority (Government Rent and Property Tax alone excepted). Without prejudice to the generality of this clause the

Tenant shall within 15 days from the date of receiving a demand in writing for the same either from the Landlord or from the Government of the Hong Kong Special Administrative Region of the People’s Republic of China pay all rates imposed on the Premises in the first place to the Landlord who shall settle the same with the Government of the Hong Kong Special Administrative Region of the People’s Republic of China. In the event of the rates imposed not being individually assessed in respect of the Premises, the Tenant shall pay a part thereof in the same proportion as the gross floor area of the Premises bears to the gross floor area of the Building or part thereof so assessed, and in the event of the Premises not yet having been assessed to rates, the Tenant shall on the signing hereof and before it shall be entitled to possession of the Premises at the commencement of the Term and thereafter on each of the usual quarter days until the rates have been so assessed pay to the Landlord on account of the Tenant’s liability under this Clause a sum equal to the rates for that quarter (or a proportionate part thereof) which would be charged by the Government of the Hong Kong Special Administrative Region of the People’s Republic of China on the basis of a rateable value equal to twelve months’ rent payable by the Tenant (such estimated rates to be paid on monthly basis in advance); Provided that upon assessment by the Government of the Hong Kong Special Administrative Region of the People’s Republic of China of the rates payable in respect of the Premises, the total amount paid by the Tenant to the Landlord shall be adjusted accordingly and any surplus shall be refunded by the Landlord and any deficiency shall be made good by the Tenant.

Utility Charges & Deposits	2.04

To pay and discharge all deposits and charges in respect of gas water electricity air-conditioning and telephone as may be shown by or operated from the Tenants own metered supply or by accounts rendered to the Tenant in respect of all such utilities consumed on or in the Premises.

SECTION III

TENANT’S OBLIGATIONS

	3.		The Tenant hereby covenants undertakes and agrees with the
			Landlord as follows :-

Compliance with Ordinances	3.01

To obey observe and comply with and to indemnify the Landlord against the breach of all ordinances, regulations, by-laws, rules and requirements of any Governmental or other competent authority relating to the use and occupation of the Premises, or to any other act, deed, matter or thing done, permitted, suffered or omitted therein or thereon by the Tenant or any employee, agent or licensee of the Tenant and without prejudice to the foregoing to obtain any licence approval or permit required by any Governmental or other competent authority in connection with the Tenant’s use or occupation of the Premises prior to the commencement of the Tenant’s business and to maintain the same in force and in all respects comply with the terms thereof during the currency of this tenancy and to indemnify the Landlord against the consequences of any breach of this provision;

Fitting Out the Interior of the Premises	3.02	(a)

To fit out the interior of the Premises in accordance with such Premises plans and specifications including but not limited to electrical and mechanical layout, P & D design, etc. as shall have been first submitted by the Tenant to and approved in writing by the Landlord in a good and

			proper workmanlike fashion. Such fitting out works must not be commenced before such plans and specifications have been approved by the Landlord.

		(b)

The Tenant shall pay to the Landlord on demand all mechanical, engineering and structural engineering consultant’s fees incurred by the Landlord in connection with the consideration and approval of the Tenant’s Plans or any modifications or amendments thereof.

Installation of Telephone Cables	3.03

To make its own arrangements with regard to the installation of telephones or other communications systems within the Premises, but the installation of telephone and communications lines outside the Premises must be in the common ducting provided for that purpose and in all respects be in accordance with the Landlord’s directions;

Good Repair of Interior	3.04

To keep all the interior part of the Premises including the flooring and interior plaster or other finishing material or rendering to walls floors and ceilings and the shopfront external grilles or shutters to the Premises and the Landlord’s fixtures and fittings therein and all additions (whether of the Landlord or the Tenant) thereto including (without limitation and wherever the same shall be installed in or upon the Premises) all escalators doors windows electrical installations and wiring light fittings suspended ceiling fire fighting apparatus and air-conditioning plant and ducting exhaust ducts, scrubber and carbon filters, grease traps and all pipes plumbing and drainage facilities and all painting, papering and decoration thereof in good clean tenantable substantial and proper repair and condition and as may be appropriate from time to time properly painted and decorated cleansed cleared or replaced and so to maintain the same at the expense of the Tenant and to deliver up the same and all fittings, fixtures and additions therein and thereto other than tenant’s fixtures and fittings to the Landlord at the expiration or sooner determination of the said term in like condition and without prejudice to the generality of the foregoing during the last year of the term hereby reserved if reasonably required by the Landlord to repaint and decorate the interior of the Premises;

Cleaning of Grease Trap	3.05

To clean and clear every grease trap (if any, and whether within or outside the Premises) serving the Premises or used by the Tenant as often as is necessary to ensure the free, uninterrupted and efficient working of the drainage and sewage facilities serving the Building. The Landlord shall be entitled from time to time to require the Tenant to do such cleaning and clearing at such regular intervals as may be prescribed by the Landlord. If default shall be made by the Tenant in fulfilling its obligations under this Clause the Landlord shall be entitled to do such cleaning and clearing, entering the Premises whenever necessary and the cost thereof shall be a debt due from the Tenant to the Landlord and be recoverable forthwith by action;

Installation of wires cables and services	3.06

To install all wires pipes and cables and other services serving the Premises in and through the ducts trunkings and conduits in the Building provided by the Landlord for such purposes and at all times in accordance with the Landlord’s directions and not to install any such wires pipes cables or other services without first providing the Landlord with full particulars and a fully detailed plan and diagram of such intended installation and obtaining the Landlord’s consent in regard thereto.

Replacement of Windows	3.07

To pay to or reimburse the Landlord the cost of replacing all broken or damaged windows or shopfront glass whether the same be broken or damaged by the negligence of the Tenant or owing to circumstances beyond the control of the Tenant;

Repair of Electrical Installations	3.08

To repair or replace as so required by the appropriate utility company or authority under the terms of the Electricity Supply Ordinance or any statutory modification or re-enactment thereof or Regulations made thereunder by duly authorised contractor, statutory undertaker or authority as the case may be all the electricity wiring installations and fittings within the Premises and the wiring from the Tenant’s meter or meters to and within the same;

Good Repair of Toilets & Water Apparatus	3.09

At the expense of the Tenant to maintain all toilets and sanitary and water apparatus as are located within the Premises (or elsewhere if used exclusively by the Tenant its employees invitees and licensees) in good clean and tenantable state and in proper repair and condition at all times during the said Term to the satisfaction of the Landlord and in accordance with the Regulations of the Public Health or Government Authority concerned;

Cleaning & Cleaning Contractors	3.10

To keep the Premises including all external windows lights and shopfront glass at all times in a clean and sanitary state and condition, and for the better observance hereof the Tenant shall only employ as cleaners of the Premises such persons or firms as shall be nominated by the Landlord. Such Cleaners shall be employed at the expense of the Tenant;

Cleaning of Drains	3.11	To pay on demand to the Landlord the cost properly incurred by the Landlord in cleansing and clearing any of the drains

		choked or stopped up owing to improper or careless use by the Tenant or his employees invitees or licensees;

To Permit Landlord To Enter & View	3.12

To permit the Landlord its agents and all persons authorised by it with or without workmen or others and with or without appliances at all reasonable times to enter upon the Premises to view the condition thereof and upon prior notice to the Tenant to take inventories of the fixtures and fittings therein and to carry out any work or repair required to be done provided that in the event of an emergency the Landlord its servants or agents may enter without notice and forcibly if need be;

To Execute Repair on Receipt of Notice	3.13

To make good all defects and wants of repair to the Premises for which the Tenant may be liable within the space of one month from the receipt of written notice from the Landlord to repair amend and make good the same, and if the Tenant shall fail to execute such works or repairs as aforementioned to permit the Landlord to enter upon the Premises and execute the same and the cost thereof shall be a debt due from the Tenant to the Landlord and be recoverable forthwith by action;

Inform Landlord of Damage	3.14

To give prompt notice to the Landlord or its agent of any damage that may be suffered to the Premises and of any accident to or defects in the water and gas pipes (if any) electrical wiring or fittings, fixtures or other services or facilities within the Premises;

Protection from Typhoon	3.15	To take all necessary and appropriate precautions to protect the interior of the Premises from storm or typhoon damage;

Indemnification of Landlord	3.16	To be wholly responsible for any loss damage or injury caused to any person whomsoever or to any property whatsoever directly or indirectly through the defective or damaged condition or operation of any part of the interior of the Premises or any machinery or plant or any fixtures or fittings or wiring or piping therein for the repair of which the Tenant is responsible hereunder or in any way caused by or owing to the spread of fire smoke or fumes or the leakage or overflow of water of whatsoever origin from the Premises or any part thereof or through the act default or neglect of the Tenant his servants agents contractors licensees partners or customers and to make good the same by payment or otherwise and to indemnify the Landlord against all costs claims demands actions and legal proceedings whatsoever made upon the Landlord by any person in respect of any such loss damage or injury as aforesaid and all costs and expenses incidental thereto;

Air-conditioning of Premises	3.17

Where any plant machinery or equipment for cooling or circulating air is installed in or about the Premises (whether by the Landlord or the Tenant) the Tenant will to the extent of the Tenant’s control over the same at all times use and regulate the same to ensure that the air-conditioning plant is employed to best advantage in the conditions from time to prevailing and without prejudice to the generality of the foregoing will operate and maintain such plant within the Premises as the Landlord may reasonably determine to ensure a reasonably uniform standard of air cooling or conditioning throughout the Building;

Refuse & Garbage Removal	3.18

To be responsible for the removal of refuse and garbage from the Premises to such location as shall be specified by the Landlord from time to time and to use only that type of refuse container as is specified by the Landlord from time to time. In the event of the Landlord providing a collection service for refuse and garbage the same shall be used by the Tenant to the exclusion of any other similar service and the use of

		such service provided by the Landlord shall be at the sole cost of the Tenant;

Service Entrances	3.19	To load and unload goods only at such times and through such entrances and by such service lifts (if any) as shall be designated by the Landlord for this purpose from time to time;

Common Areas	3.20

To pay to or reimburse to the Landlord the cost of repairing any damage caused to any part of the common areas of the Building occasioned by the Tenant his licensees employees agents or contractors or any other person claiming through or under the Tenant;

Contractors Employees Invitees & Licensees	3.21

To be liable for any act default negligence or omission of the Tenant’s contractors, employees invitees or licensees as if it were the act default negligence or omission of the Tenant and to indemnify the Landlord against all cost claims demands expenses or liability to any third party in connection therewith;

Directory Boards	3.22	To pay the Landlord immediately upon demand the cost of affixing repairing or replacing as necessary the Tenant’s name in lettering to the directory boards at the Building;

Regulations	3.23	To obey and comply with such Regulations as may from time to time be made or adopted by the Landlord in accordance with Section X hereof;

Security System	3.24

To ensure that its own security system within and at the entrance of the Premises is at all times compatible with and linked up to the security system for the Building provided and operated by the Landlord (if any);

Yield Up Premises & Handover	3.25

To yield up the Premises with all fixtures fittings and additions therein and thereto at the expiration or sooner determination of this Agreement in good clean and tenantable repair and condition in accordance with the stipulations hereinbefore contained together with all keys giving access to all parts of the Premises Provided That

		(a)

Where a suspended ceiling system (the “Suspended Ceiling System”) had been installed at the Premises (whether by the Landlord or was present either at the commencement of the Term or when the Tenant took possession of the Premises) the Tenant shall at its own cost reinstate repair and make good all damage caused to the Suspended Ceiling System to the satisfaction of the Landlord before delivering up possession of the Premises to the Landlord;

		(b)	(i)	Where there are any installations, additions, alterations, fittings and fixtures upon or in the Premises whether the same have been made or installed prior to or after the commencement of the Term; or

			(ii)

Where the Tenant has made any alterations or installed any fixtures fittings or additions in or to the Premises and notwithstanding that the Landlord’s consent for so doing may have been obtained or have been given or be deemed to have been given the Landlord may at its sole discretion require the Tenant at the Tenant’s sole cost and expense to reinstate or remove or do away with all or any such installations, additions, alterations, fittings or fixtures or any part or portion thereof and to make good and repair in a proper and workmanlike manner any damage to the

Premises and the Landlord’s fixtures and fittings therein caused by such removal or reinstatement and deliver up the Premises to the Landlord in a “bare shell” condition to the satisfaction of the Landlord.

SECTION IV

LANDLORD’S OBLIGATIONS

	4.		The Landlord agrees with the Tenant as follows :-

Quiet Enjoyment	4.01

To permit the Tenant duly paying the Rent rates and other charges and the service charge hereby agreed to be paid on the days and in manner herein provided for .payment of the same and observing and performing the agreements stipulations terms conditions and obligations herein contained to have quiet possession and enjoyment of the Premises during the said term without any interruption by the Landlord or any person lawfully claiming under or through or in trust for the Landlord;

Government Rent	4.02		To pay the Government Rent and Property Tax attributable to or payable in respect of the Premises;

Air-conditioning	4.03

To use reasonable endeavours to maintain the escalators, fire services equipment, security installations and air-conditioning plant and water chilling apparatus and other services provided within the Building not within the Premises in proper working order and condition;

Chilled Water Supply	4.04	(a)

Subject to Section VI Sub-clause 6.01(i) hereof to provide a supply of chilled water to the Premises for the purposes of the Tenant’s air-conditioning during the normal business hours to be decided by the Manager of the Building whose decision shall be final and conclusive;

		(b)

Subject to Section VI Sub-clause 6.01 (i) hereof the Landlord shall, at the absolute discretion of the Landlord, supply the Tenant with a supply of chilled water to the Premises for the purposes of the Tenant’s air-conditioning during hours outside the normal business hours upon request being made by the Tenant to the Landlord.  The cost for such additional hours of chilled water supply from time to time shall be determined by the Landlord or the building manager whose decision shall be final and notified to the Tenant from time to time and shall be paid by the Tenant to the Landlord with the rent and other charges payable under this Tenancy Agreement and shall be recoverable by the Landlord as part of the air-conditioning and management charges hereunder.

Obligation Where Landlord not owner of Whole Building	4.05

In the event that the Landlord is not the owner of the whole of the Building, the obligations of the Landlord under Section IV Sub- Clauses 4.03 and 4.04 hereof shall be deemed to have been modified so that the Landlord shall only be under an obligation to use reasonable endeavours to procure that the manager appointed under the Deed of Mutual Covenant or any Sub- Deed of Mutual Covenant affecting the Building or the incorporated owners of the Building shall do the things referred to in such Sub-Clauses to the extent that they are within the power and duty of the manager or incorporated owners and the Landlord shall not be liable to the Tenant or any other person for the failure on the part of the manager or incorporated owners to do any such things.

Rights Reserved to the Landlord	4.06

It is hereby agreed and expressly confirmed that the following rights are excepted and reserved to the Landlord (its successors and assigns and all persons having the like right) throughout the said Term :-

(a)

the right of free and uninterrupted passage and running of water, soil, gas, drainage, electricity and all other services or supplies through such sewers, watercourses, conduits, pipes, wires, cables and ducts as are now or may hereafter be in, on or under the Premises and serving or capable of serving the Building or any adjoining or neighbouring property TOGETHER WITH the right to enter upon the Premises to inspect repair replace or maintain any such sewers, watercourses, conduits, pipes, wires, cables and ducts Provided That in the exercise of this latter right the Landlord shall cause as little damage or inconvenience to the Tenant as possible and forthwith make good any damage caused;

(b)

the full and free right and liberty to enter upon the Premises in the circumstances in which the covenants by the Tenant contained in these presents permit such entry and in particular but without prejudice to the generality of the foregoing the right to enter into and upon the Premises at all times for the purpose of obtaining access to and egress from any machinery or switch rooms or the like remaining under the control of the Landlord and located on any of the floors of the Building on which any portion of the Premises is situated;

(c)	the right from time to time on giving reasonable notice to the Tenant (such notice not to be required in case of emergency or breakdown) and causing as little inconvenience to the Tenant as reasonably possible to suspend the air-conditioning system, lifts, escalators, electric power, water supply and any other building service provided in or serving the Building for the purpose of servicing, maintaining, repairing, renewing, improving or replacing the same and any of them;

		(d)

the right from time to time and without the necessity of joining the Tenant or any other person to enter into such Deed of Mutual Covenant or Sub-Deed of Mutual Covenant or Management Agreement affecting the Building or any part thereof as the Landlord shall deem appropriate.

SECTION V

RESTRICTIONS AND PROHIBITIONS

	5.		The Tenant hereby agrees with the Landlord as follows :-

Installation & Alterations	5.01	(a)

Not without the previous written consent of the Landlord to erect install or alter any fixtures partitioning or other erection or installation in the Premises or to make suffer or permit to be made any alterations or additions to the electrical wiring installation air-conditioning plant or ducting (if any) and lighting fixtures or any part thereof or other Landlord’s fixtures nor without the like consent to install or permit or suffer to be installed any plant equipment apparatus or machinery including any safe or other object which imposes a weight on any part of the flooring in excess of that for which it was designed. The Landlord shall be entitled to prescribe the maximum weight and permitted location of safes and other heavy equipment and to require that the same stand on supports of such dimensions and material to distribute the weight as the Landlord may deem necessary. All reasonable and proper fees incurred by the Landlord in obtaining the approval of its architects to the location of heavy objects shall be borne by the Tenant and payment therefor may be imposed as a pre-requisite to the Tenant receiving such consent;

(b)

Not to install any air-conditioning plant or equipment of any kind on or within or at any part of the Premises without the prior consent of the Landlord in writing AND the Tenant shall comply with the directions and instructions of the Landlord regarding installation and shall at its own expense be responsible for their periodic inspection maintenance and repair and for the replacement of defective wiring and the Tenant shall be strictly liable for any damage caused by the installation operation defect or removal of such units;

(c)

Not to make or permit or suffer to be made any alterations in or additions to the mechanical or electrical installations in the Building nor to install or permit or suffer to be installed any equipment, apparatus or machinery which exceeds the loading of the electrical installations in the Building nor to install or permit or suffer to be installed any equipment, apparatus or machinery which exceeds the loading of the electrical main or wiring or which consumes electricity not metered through the Tenant’s separate meter;

(d)

Not to make or permit or suffer to be made any alterations to any installation or fixture so as to affect or be likely to affect the supply of water, electricity or other utility or service to or in the Building;

(e)	In carrying out any approved work hereunder the Tenant its servants agents contractors and workmen shall obey and

			comply with all reasonable instructions and directions which may be given by the Landlord, its Project Manager or other authorised representatives in connection with the carrying out of such work;

		(f)	Any fees or expenses incurred by the Landlord in connection with the giving of consents hereunder shall be borne by the Tenant;

Injury to Main Walls	5.02

Not without the previous written consent of the Landlord to cut maim or injure or permit or suffer to be cut maimed or injured any doors windows walls beams structural members or other part of the fabric of the Premises;

Alterations to Exterior	5.03		Not to affix anything or paint or make any alteration whatsoever to the exterior of the Premises save as provided in Section V Clause 5.07 hereof;

Obstructions to Outside Windows	5.04

Not to block up darken or obstruct or obscure any shop front window or any other window or lights belonging to the Premises without having obtained the express written consent of the Landlord which consent may be given subject to such conditions as the Landlord may in its absolute discretion consider fit to impose;

Not to erect gates or grilles	5.05

Not without the prior written consent of the Landlord to erect or install doors, gates, metal grilles, shutters or other similar installation whatsoever whether temporary or permanent at the doorway or entrance to the Premises or at any of the fire exits therefrom or erect any such doors or metal grille or shutter or gate that might in any way contravene the regulations from time to time in force of the Fire Services Department or other competent authority concerned, nor in any other respect to contravene the said regulations;

Noise	5.06

Not to cause or produce or suffer or permit to be produced on or in the Premises any sound or noise (including sound produced by broadcasting from Rediffusion, Television, Radio and any apparatus or instrument capable of producing or reproducing music and sound) or any vibration or resonance or other form of disturbance or other acts or things in or on the Premises which is or are or may be a nuisance to the tenants or occupiers of adjacent or neighbouring premises or to users and customers of the same or to the Landlord and in the event of the Tenant’s permitted business use of the Premises as defined in Part VII of the Schedule hereto requiring any sound or noise to be produced or reproduced within the Premises or any part thereof to install and maintain to the satisfaction of the Landlord appropriate and adequate sound absorbing and insulating material so as to prevent such sound or noise from escaping from the Premises and from becoming a nuisance or annoyance to other tenants or occupiers of the Building or any part thereof or any adjoining or adjacent premises.

Signs	5.07

Save as permitted pursuant to Clause 3.22 hereof not to exhibit or display on or affix to the exterior of the Premises or on the interior face of the curtain wall and window of the Premises any writing sign signboard or other device whether illuminated or not nor to affix any writing sign signboard or other device in at or above any common area lobby landing or corridor of the Building.  Provided always that the Tenant shall be entitled to have its name and business displayed in lettering and/or characters to a design and standard of workmanship approved by the landlord (which approval shall not be unreasonably withheld) on a signboard upon the front of the Premises.

If the Tenant carries on business under a name other than its own name it shall be entitled to have that name displayed aforesaid but the Tenant shall not be entitled to change the business name without the previous written consent of the Landlord (which consent shall not be unreasonably withheld) and without prejudice to the foregoing the Landlord may in connection with any application for consent under this clause require the Tenant to produce such evidence as it shall think fit to show that no breach of Section V Clause 5.21 hereof has taken place or is about to take place;

Auction & Sales	5.08

Not to conduct or permit any auction fire bankruptcy close-out or similar sale of things or properties of any kind to take place on the Premises Provided that this provision shall not preclude the conduct of genuine periodic seasonal or promotional sales where the permitted user of the Premises includes shop or retail uses;

Illegal Immoral or Improper Use	5.09

Not to use or cause permit or suffer to be used any part of the Premises for gambling or for any illegal immoral or improper purposes or in any way so as to cause nuisance or annoyance inconvenience or damage or danger to the Landlord or the tenants or occupiers of adjacent or neighbouring Premises;

No Touting	5.10

Not to tout or solicit or procure or permit any touting or soliciting for business or the distribution of any pamphlets notices or advertising matter outside the Premises or anywhere within the Building by any of the Tenant’s servants agents or licensees;

Sleeping or Domestic Use	5.11

Not to use the Premises or any part thereof as sleeping quarters or as domestic premises within the meaning of any ordinance for the time being in force or to allow any person to remain on the Premises

		overnight unless with the Landlord’s prior permission in writing;

Storage of dangerous goods	5.12

Not to keep or store or cause or permit or suffer to be kept or stored any extra hazardous or dangerous goods within the meaning of the Dangerous Goods Ordinance and the regulations thereunder or any Statutory modification or re-enactment thereof;

User	5.13	Not to use the Premises for any purpose other than the purpose specified in Part VII of the Schedule hereto;

Obstructions in Passages	5.14

Not to place or leave or suffer or permit to be placed or left by any contractor employee invitee or licensee of the Tenant any boxes furniture articles or rubbish in the entrances or any of the staircases passages or landings of the Building used in common with other tenants or the Landlord or otherwise encumber the same;

Parking & Loading	5.15

Not to park in obstruct or otherwise use nor permit to be parked in obstructed or otherwise used by any employee agent or licensee of the Tenant those areas of the Building allocated to parking the movement of or access for vehicles or designated as loading/unloading areas other than in accordance with the Regulations made from time to time by the Landlord;

Goods & Merchandise Outside the Premises	5.16	Not to place expose or leave or permit to be placed exposed or left for display sale or otherwise any goods or merchandise whatsoever upon or over the ground outside the Premises;

Free Standing Signs	5.17

Not to place expose or leave or permit to be placed exposed or left any free standing signs upon or over the ground outside the Premises or in any of the staircases passages or landings of the Building used in common with other Tenants or the Landlord;

Preparation of Food & Prevention of Odours	5.18

Not to cause or permit any offensive or unusual odours arising out of the preparation of food upon the Premises (if so permitted under the terms of Part VII of the Schedule) to emanate from the Premises so as to cause in the Landlord’s opinion a nuisance to other occupiers or users of the Building;

Food by Serviceways	5.19

Not to permit or allow any food stuffs or food containers to be brought onto or removed from the Premises except by way of service entrances service exits and (if any) service lifts or otherwise as may be directed by the Landlord from time to time;

Animals, Pets & Infestation	5.20

Not to keep or permit or suffer to be kept any pets animals or livestock inside the Premises and to take all such reasonable steps and precautions to the satisfaction of the Landlord as shall be necessary to prevent the Premises or any part thereof from becoming infested by termites rats mice roaches or any other pests or vermin and for the better observance hereof the Landlord may require the Tenant at the Tenant’s cost to employ such pest extermination contractors as the Landlord may nominate and at such intervals as the Landlord may direct;

Alienation	5.21

Not to assign underlet or otherwise part with the possession of the Premises or any part thereof in any way whether by way of subletting lending sharing or other means whereby any person or persons not a party to this Agreement obtains the use or possession of the Premises or any part thereof irrespective of whether any rental or other consideration is given for such use or possession and in the event of any such transfer sub-letting sharing assignment or parting with the possession of the Premises (whether for monetary consideration or not) this Agreement shall absolutely determine and the Tenant shall forthwith vacate the Premises on notice to that effect from the Landlord. The Tenancy shall be personal to the Tenant named in the Schedule to this Agreement and without in any way limiting the generality of the foregoing the following acts and events shall unless approved in writing by the Landlord be deemed to be breaches of this clause :-

(i)	In the case of a tenant which is a partnership the taking in of one or more new partners whether on the death or retirement of an existing partner or otherwise;

(ii)

In the case of a tenant who is an individual (including a sole surviving partner of a partnership tenant) the death insanity or disability of that individual to the intent that no right to use possess occupy or enjoy the Premises or any part thereof shall vest in the executors administrators personal representatives next of kin trustee or committee of any such Individual;

(iii)

In the case of a tenant which is a corporation any take-over reconstruction amalgamation merger voluntary liquidation or change in the person or persons who owns or own a majority of its voting shares or who otherwise has or have effective control thereof;

(iv)

The giving by the Tenant of a Power of Attorney or similar authority whereby the donee of the Power obtains the right to use possess occupy or enjoy the Premises or any part thereof or does in fact use possess occupy or enjoy the same;

		(v)	The change of the Tenant’s business name without the previous written consent of the Landlord which consent the Landlord may give or withhold at its discretion;

Breach of Government Lease	5.22

Not to cause suffer or permit any contravention of the negative or restrictive provisions of the Government Lease or Conditions of Grant under which the Landlord holds the Premises or any Deed of Mutual Covenant or any Sub-Deed of Mutual Covenant affecting the Building and to indemnify the Landlord against any such breach;

Breach of Insurance Policy	5.23

Not to cause or suffer or permit to be done any act or thing whereby the policy or policies of insurance on the Premises against damage by fire or liability to Third Parties for the time being subsisting may become void or voidable or whereby the rate of premium or premiums thereon may be increased, and to repay to the Landlord on demand all sums paid by the Landlord by way of increased premium or premiums thereon and all expenses incurred by the Landlord in and about any renewal of such policy or policies arising from or rendered necessary by a breach of this Clause;

Prohibited Names	5.24

Not without the previous written consent of the Landlord to name or include in the name of the business or company operated by the Tenant the name of the Building or any name similar thereto and not at any time to change the name of the business or company to include any such name as aforesaid.

Locks	5.25

Not without the previous written consent of the Landlord (such consent not to be unreasonably withheld) to alter the existing locks, bolts and fittings on the entrance doors to the Premises nor to install any additional locks, bolts or fittings thereon.

Tenants’ Association	5.26

Not to form or organise or attempt or make any effort to form or organise any tenant’s association or union jointly with any tenants of the Building for whatever objects or purposes during the continuance of the tenancy.

Overload	5.27		Not to place on any part of floors of the Premises any article, machinery, goods or merchandise which may cause the maximum floor loading-bearing capacity thereof to be exceeded.

SECTION VI

EXCLUSIONS

	6.		IT IS HEREBY FURTHER EXPRESSLY AGREED AND DECLARED that the Landlord shall not in any circumstances be liable to the Tenant or any other person whomsoever :-

Breakdown of Lifts, Air-Conditioning, Utilities	6.01	(i)

In respect of any loss of profit or of business or loss of life or loss, injury or damage to person or property or for any disruption or inconvenience caused to or suffered or sustained by the Tenant or any other person caused by or through or in any way owing to or arising out of or connected with any defect in or breakdown or suspension of service of the lifts air-conditioning system, electric power or water supplies, or any other building service provided in or serving the Building, or

Fire and overflow of water		(ii)

In respect of any loss of profit or of business or loss of life or loss injury or damage to person or property or for any disruption or inconvenience caused to or suffered or sustained by the Tenant or any other person caused by or through or in any way owing to or arising out of or connected with any escape of fumes smoke fire or any

			other substance or thing or the overflow of water from anywhere within the Building, or

Security		(iii)

For the security or safekeeping of the Premises or any contents therein and in particular but without prejudice to the generality of the foregoing the provision by the Landlord of watchmen and caretakers or any mechanical or electrical systems of alarm of whatever nature shall not create any obligation on the part of the Landlord as to the security of the Premises or any contents therein and the responsibility for the safety of the Premises and the contents thereof shall at all times rest with the Tenant,

		nor shall the rent hereinbefore mentioned or other charges payable hereunder or any part thereof abate or cease to be payable on account of any of the foregoing.

SECTION VII

ABATEMENT OF RENT

Suspension of Rent in case of Fire	7.01

If the Premises or the Building or any part thereof shall at any time during the tenancy be destroyed or damaged or become inaccessible owing to fire water storm typhoon defective construction white ants earthquake subsidence of the ground or any calamity beyond the control of the Landlord so as to render the Premises unfit for commercial use or inaccessible and the policy or policies of insurance effected by the Landlord shall not have been vitiated or payment of policy monies refused in whole or in part in consequence of any act or default of the Tenant or if at any time during the continuance of this Tenancy the Premises or the Building shall be condemned as a dangerous structure or a demolition order or closing order shall become operative in respect of the Premises or the Building then the rent hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained or order made shall be suspended until the Premises or the Building shall again be rendered accessible and fit for commercial use Provided that should the Premises or the Building not have been reinstated in the meantime either the Landlord or the Tenant may at any time after six months from the occurrence of such damage or destruction or order give to the other of them notice in writing to determine this present tenancy and thereupon the same and everything herein contained shall cease and be void as from the date of the occurrence of such destruction or damage or order or of the Premises becoming inaccessible or unfit for commercial use but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of the agreements stipulations terms and conditions herein contained or of the Landlord in respect of the rent payable hereunder prior to the coming into effect of the suspension.

SECTION VIII

DEFAULT

	8.	It is hereby expressly agreed and declared as follows :-

Default	8.01

If the Rent and/or the management fee and/or the central chilled water charges and/or any other sums payable hereunder or any part thereof shall be in arrear for fifteen (15) days after the same shall become payable (whether formally demanded or not) or if there shall be any breach or non-performance of any of the stipulations conditions or agreements herein contained and on the part of the Tenant to be observed or performed which the Tenant shall fail to rectify or take all necessary steps towards rectification within a period of 15 days of being advised in writing of the breach or if the Tenant shall stop or suspend payment of its debts or be unable to or admit inability to pay its debts as they fall due or enter into any scheme of arrangements with its creditors or have any encumbrancer take possession of any of its assets in circumstances in which the Landlord shall have reasonable grounds for believing that the ability of the Tenant to pay the rentals and other charges hereby reserved and to observe and perform its obligations under this Agreement shall have been prejudiced or put at risk or have a receiving order made against it or in such circumstances as aforesaid fail to satisfy any judgment that may be given in any action against it after final appeal or if the Tenant shall become bankrupt or being a corporation go into liquidation (save for the purposes of amalgamation or reconstruction) or if the Tenant shall suffer any execution to be levied upon the Premises or otherwise on the Tenant’s goods or if in such circumstances as aforesaid the Tenant shall suspend or cease or threaten to suspend or cease to carry on its business or should any event occur or proceedings be taken with respect to the Tenant in any jurisdiction to which the Tenant is subject which has an effect equivalent or similar to any of the events or circumstances described above then and in any such case it shall be lawful for the Landlord at any time thereafter to re-enter on and upon the Premises or any part thereof in the name of the whole and thereupon this Agreement shall absolutely determine but without prejudice to any right or action by the Landlord in respect of any outstanding breach or non-observance or non-performance by the Tenant of any of the terms of this Agreement.  A written notice served by the Landlord on the Tenant in manner hereinafter provided to the effect that the Landlord thereby exercises the power of determination and/or re-entry hereinbefore contained shall be a full and sufficient exercise of such power without physical entry on the part of the Landlord notwithstanding any statutory or common law provision to the contrary. All costs and expenses including any legal costs and fees incurred by the Landlord in demanding payment of the rent and other charges aforesaid (if the Landlord elects to demand) or the extent of any loss to the Landlord arising out of this Clause shall be paid by the Tenant and shall be recoverable from the Tenant as a debt or be deductable by the Landlord from any deposit held by the Landlord hereunder;

Interest	8.02

Notwithstanding anything herein contained in the event of default in payment of rent or other monies payable by the Tenant hereunder for a period of 14 days from the date when payment is due (whether formally demanded or not) the Tenant shall pay to the Landlord on demand daily interest on all such sums outstanding at the rate of 1.5 % per calendar month calculated from the date on which the same shall be due for payment (in accordance with the provisions contained in that behalf herein) until the date of payment as liquidated damages and not as penalty provided that the demand and/or receipt by the Landlord of interest pursuant to this Clause shall be without prejudice to and shall not affect the right of the Landlord to exercise any other right or remedy hereof (including but without prejudice to the generality of the foregoing the right of re-entry) exercisable under the terms of this Agreement;

Acceptance of Rent	8.03	The acceptance of any rent by the Landlord hereunder shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of any breach non-observance or non-performance by the Tenant of any of the agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed and performed;

Acts of Employees Invitees & Licensees	8.04

For the purpose of these presents any act default neglect or omission of any guest, visitor, servant, contractor, employee, agent, invitee or licensee of the Tenant shall be deemed to be act default neglect or omission of the Tenant;

Distraint	8.05

For the purpose of Part III of the Landlord and Tenant (Consolidation) Ordinance (Chapter 7) and of this Agreement, the Rent payable in respect of the Premises shall be and be deemed to be in arrear if not paid in advance at the times and in the manner hereinbefore provided for payment thereof.

Disconnection of Air-conditioning Chilled Water Etc.	8.06

In addition and without prejudice to the Landlord’s rights under Clauses 8.01 and 8.02 hereof, the Landlord shall be entitled, and the Tenant hereby specifically authorises the Landlord, in the event of any breach or default by the Tenant of or in the performance of any of the terms and conditions of this Agreement, cut off or otherwise disconnect the supply of water, electricity and air-conditioning chilled water or any of them to the Premises and in the event that the Tenant shall have deserted, abandoned or no longer be occupying the Premises or on the expiration or sooner determination of the Term to dispose of all objects including goods merchandise equipment furniture and fixtures in or at the Premises in such manner as the Landlord shall deem fit, and any expenses in connection therewith shall be paid by the Tenant and shall be recoverable from it as a debt. The Landlord shall incur no liability whatsoever to the Tenant in respect of anything done or omitted to be done in pursuance or purported pursuance of this Clause and the Tenant shall indemnify and keep the Landlord fully indemnified against all actions, proceedings, claims, costs and expenses in respect of anything done or omitted to be done by the Landlord in pursuance or purported pursuance of this Clause.

SECTION IX

DEPOSIT

Deposit	9.01

The Tenant shall on the signing hereof deposit with the Landlord the sum or sums specified in Part VI of the Schedule hereto (being the equivalent of three months’ rent and management fee and central chilled water charges at the rates payable therefor at the commencement of the Term) to secure the due observance and performance by the Tenant of the agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed and performed which said deposit shall be held by the Landlord throughout the currency of this Agreement free of any interest to the Tenant with the right for the Landlord (without prejudice to any other right or remedy hereunder) to deduct therefrom the amount of any Rent rates and other charges payable hereunder and any costs expenses loss or damage sustained by the Landlord as the result of any non-observance or non-performance by the Tenant of any of the said agreements stipulations obligations or conditions. In the event of any deduction being made by the Landlord from the said deposit in accordance herewith during the currency of this Agreement the Tenant shall forthwith on demand by the Landlord make a further deposit equal to the amount so deducted and failure by the Tenant so to do shall entitle the Landlord forthwith to re-enter upon the

		Premises and to determine this Agreement as hereinbefore provided.

Increase in Deposit	9.02

The amount of the deposit shall be increased following each and any increase in rent or the management fee and central chilled water charges provided for herein to a sum equal to three (3) months’ rent and management fee and central chilled water charges at the rates payable therefor at the date or dates of such increase becoming effective, and the Tenant shall make payment accordingly and the provisions of this Section IX shall apply to such further deposits.

Repayment of Deposit	9.03

Subject as aforesaid the said deposit and any further deposits paid shall be refunded to the Tenant by the Landlord without interest within a reasonable period of time after the expiration or sooner determination of this Agreement and delivery of vacant possession to the Landlord and after settlement of the last outstanding claim by the Landlord against the Tenant for any arrears of Rent rates and other charges and for any breach non-observance or non-performance of any of the agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed or performed whichever shall be the later.

SECTION X

REGULATIONS

Introduction of Regulations	10.01

The Landlord shall be entitled from time to time and by notice in writing to the Tenant to make introduce and subsequently amend adopt or abolish if necessary such Regulations as it may consider necessary for the proper operation and maintenance of the Building.

Conflict	10.02

Such Regulations shall be supplementary to the terms and conditions contained in this Agreement and shall not in any way derogate from such terms and conditions. In the event of conflict between such Regulations and the terms and conditions of this Agreement the terms and conditions of this Agreement shall prevail.

Exclusion of Liability	10.03	The Landlord shall not be liable for any loss or damage howsoever caused arising from any non-enforcement of the Regulations or non-observance thereof by any third party.

SECTION XI

INTERPRETATION AND MISCELLANEOUS

Name of Building	11.01

The Landlord reserves the right to name the Building with any such name or style as it in its sole discretion may determine and at any time and from time to time to change alter substitute or abandon any such name without thereby becoming liable to compensate the Tenant for any loss expense or inconvenience caused to the Tenant as a consequence thereof provided that the Landlord shall give the Tenant and the Postal and other relevant Government Authorities not less than three months notice of its intention so to do.

Alterations to the Building	11.02

The Landlord reserves the right from time to time to improve extend add to or reduce the Building or in any manner whatsoever alter or deal with the Building (other than the Premises) Provided always that in exercising such right the Landlord will endeavour to cause as little inconvenience to the Tenant as is practicable in the circumstances and make good any damage caused to the Premises within a reasonable period of time.

Functions & Display	11.03

Notwithstanding anything herein contained or implied to the contrary the Landlord may permit any person or organization to hold any functions or exhibition or display any merchandise in any part or parts of the common areas of the Building at such times and upon such terms and conditions as the Landlord may in its absolute discretion think fit.

Public Address System	11.04

Notwithstanding anything herein contained or implied to the contrary the Landlord may provide and install a public address system throughout the common areas of the Building and may play relay or broadcast or permit any other person to play relay or broadcast recorded music or public announcements thereon.

Condonation Not A Waiver	11.05

No condoning excusing or overlooking by the Landlord of any default breach or non-observance or non-performance by the Tenant at any time or times of any of the agreements stipulations terms and conditions herein contained shall operate as a waiver of the Landlord’s right hereunder in respect of any continuing or subsequent default breach or non-observance or non- performance or so as to defeat or affect in any way the rights and remedies of the Landlord hereunder in respect of any such continuing or subsequent default or breach and no waiver by the Landlord shall be inferred from or implied by anything done or omitted by the Landlord, unless expressed in writing and signed by the Landlord. Any consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and shall in no way be considered as a waiver or release of any of the provisions hereof nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in the future, unless expressly so provided.

Letting Notices & Entry	11.06

During the three months immediately before the expiration or sooner determination of the said Term of tenancy the Tenant shall permit all persons having written authority to enter and view the Premises and every part thereof at all reasonable times PROVIDED FURTHER that the Landlord shall be at liberty to affix and maintain without interference upon any external part of the Premises a notice stating that the Premises are to be let and such other information in connection therewith as the Landlord shall reasonably require during the aforementioned period of 3 months.

Service of Notice	11.07

Any notice required to be served on the Tenant shall be sufficiently served if delivered to or despatched by registered post or left at the Premises or at the last known address of the Tenant. Any notice required to be served on the Landlord shall be sufficiently served if delivered or despatched by registered post to its registered office from time to time.  A notice sent by registered post shall be deemed to be given at the time and date of posting.

Gender	11.08

In this Agreement if the context otherwise permits or requires words importing the singular number shall include the plural number and vice versa and words importing the masculine feminine or neuter gender shall include the other of them and references to persons shall include bodies corporate or unincorporate.

Marginal Notes, Headings & Index	11.09

The Marginal Notes Headings and index are intended for guidance only and do not form part of this Agreement nor shall any of the provisions of this Agreement be construed or interpreted by reference thereto or in any way affected or limited thereby.

Stamp Duty & Costs	11.10

The legal costs of and incidental to the preparation execution and completion of this Agreement shall be borne by the Landlord and the Tenant in the manner stipulated in Part VIII of the Schedule hereto.  The stamp duty and registration fee (if any) on this Agreement shall be borne by the parties hereto in equal shares.

Deed of Mutual Covenant and Management Agreement	11.11

The Tenant shall observe and comply with and perform all the covenants terms and provisions in the Deed of Mutual Covenant or Sub-Deed of Mutual Covenant or Management Agreement (if any) relating to the Building so far as they relate to the Premises and shall indemnify the Landlord against the breach non-observance or non-performance thereof.

In the event that under any such Deed of Mutual Covenant or Sub-Deed of Mutual Covenant or Management Agreement the supply of chilled water and/or the operation and/or the management of the Building or the right, power or duty thereto shall be controlled by or vested in a manager the Tenant shall pay all air-conditioning and service charge and all management and maintenance charges relating to the Premises as may be payable under such Deed of Mutual Covenant or Sub-Deed of Mutual Covenant or Management Agreement.

No Fine	11.12	The Tenant acknowledges that no fine premium key money construction money or other consideration has been paid or will be payable by the Tenant to the Landlord for the grant of this tenancy.

Exclusion of Warranties	11.13	This Agreement sets out the full the agreement reached between the parties and no other representations have been made or warranties given relating to the Building or the Premises.

Joint & Several Liability	11.14

Where more than one person is included in the expression “the Tenant” all such persons shall be jointly and severally liable for the performance and observance of the terms, conditions and agreements contained herein and on the part of the Tenant to be performed and observed.

Special Conditions	11.15	The parties hereto further agree that they shall respectively be bound by and entitled to the benefit of the Special Conditions set out in Part IX of the Schedule hereto.

AS WITNESS the hands of the parties hereto the day and year first above written.

THE SCHEDULE ABOVE REFERRED TO

PART I

The Landlord	:	JUGADA COMPANY LIMITED whose registered office is situate at 45th Floor, Sun Hung Kai Centre, 30 Harbour Road, Hong Kong.

The Tenant	:	VALENCE SEMICONDUCTOR DESIGN LIMITED [ILLEGIBLE] whose registered office is situate at Unit 213-5 & 3, 2nd Floor, Tech Centre, 72 Tat Chee Avenue, Kowloon Tong, Hong Kong.

PART II

The Premises

All Those WORKSHOP NO(S).01-10 on the NINETEENTH FLOOR of APEC PLAZA, No.49 Hoi Yuen Road, Kwun Tong, Kowloon erected on All That piece or parcel of land registered in the Land Registry as Kwun Tong Inland Lot No.731 which said Workshop is for the purpose of identification only more particularly shown on the plan attached hereto and thereon delineated and coloured Pink.

PART III

The Term

A term of Three (3) years commencing on the 16th day of November 2003 and expiring on the 15th day of November 2006.

PART IV

The Calendar Monthly Rent

HONG KONG DOLLARS SIXTY FOUR THOUSAND FOUR HUNDRED AND SIXTY SEVEN ONLY (HK$64,467.00) payable in advance on the first day of each and every calendar month clear of all deductions exclusive of rates, management fee and central chilled water charges.

PART V

The Management Fee and the Central Chilled Water Charges

HONG KONG DOLLARS THIRTY THOUSAND TWO HUNDRED AND FORTY NINE AND CENTS NINETY ONLY (HK$30,249.90) per calendar month, payable monthly in advance on the first day of each and every calendar month.

PART VI

The Deposit

HONG KONG DOLLARS TWO HUNDRED EIGHTY FOUR THOUSAND ONE HUNDRED FIFTY AND CENTS SEVENTY ONLY (HK$284,150.70) being the equivalent of three (3) calendar months’ rent, management fee and central chilled water charges.

PART VII

User

Restricted to use for industrial use under the trading name of “Valence Semiconductor Design Limited” provided that the Tenant shall obtain all necessary licences and approval required by any Government Authority in connection with such use and provided that the Landlord does not warrant that the Premises are fit to be used for such purpose or any particular purpose.

PART VIII

Legal Costs

The legal costs of and incidental to the preparation execution and completion of this Agreement shall be borne by the Landlord and the Tenant in equal shares.

PART IX

Special Conditions

1.             Rent free period

Notwithstanding anything to the contrary contained in this Agreement, the Tenant shall be entitled to occupy the Premises for the following periods free of rent provided that during the said rent free period the Tenant shall pay all rates, management fee and central chilled water charges and other outgoings payable in respect of the Premises :-

(i)            from 16th November 2003 to 15th January 2004 (both dates inclusive),

(ii)           from 16th November 2004 to 15th January 2005 (both dates inclusive) and

(iii)          from 16th November  2005 to 15th December 2005 (both dates inclusive).

2.                                   Notwithstanding anything hereinbefore contained, it is hereby agreed that the deposit in the sum of HK$284,150.70 required to be paid by the Tenant to the Landlord pursuant to Clause 9.01 of Section IX and Part IV of the Schedule of this Agreement shall be transferred from a portion of the existing deposit held by the Landlord from the Tenant under a Tenancy Agreement of the Premises dated the 18th day of June 2002 (“the existing Tenancy Agreement”) on the commencement of the term hereby created, provided always that if for any reason the existing deposit is insufficient to cover the deposit payable as aforesaid, the shortfall shall be paid by the Tenant to the Landlord on or before such commencement.  Any surplus of the existing deposit shall be credited to the Tenant’s rental account.

3.                                       The Landlord reserves its right of free and uninterrupted passage egress from and ingress to the common services of the Building in or under above or through the Premises. In particular, but without affecting the generality of the aforesaid, the Landlord shall have the right to install, affix, erect or permit to be installed, affixed or erected any aerial, transmitter or other telecommunication cable wiring or equipment on or above the false ceiling or otherwise over or under the Premises and the Tenant shall permit the Landlord or its authorized agent or contractor to enter the Premises to install affix erect maintain or repair such aerial transmitter cable wiring or equipment at all reasonable time upon prior appointment and shall not remove, alter or otherwise cause damage to such aerial transmitter cable wiring or equipment at the Premises and shall indemnify the Landlord against all claims demands actions proceeding loss or damages costs and expenses arising from the breach of this provision by the Tenant.

SIGNED by	Wong Chin Wah	)
)
		)	For and on behalf of
		)	JUGADA COMPANY LIMITED
for and on behalf of Jugada Company		)
		)	/s/ Wong Chin Wah
Limited whose signature is verified by:-)			Authorised Signature(s)

/s/ Majestic Sin Yeung
Majestic Sin Yeung
Johnson Stokes & Master Solicitor, Hong Kong SAR

SIGNED by	CHOI Yat Ming	)
		)	For and on behalf of
		)	VALENCE SEMICONDUCTOR DESIGN LIMITED
)
)
for and on behalf of the Tenant in the		)	/s/ CHOI Yat Ming
		)	Authorised Signature(s)
presence of:-)

/s/ CHAM Tze Kwong Reivlin
CHAM Tze Kwong Reivlin
HKID No. E849223(2)

RECEIVED on or before the day and year first above	)
)
written of and from the Tenant the above mentioned	)
)
deposit of HONG KONG DOLLARS TWO	)	HK$284,150,70
)
HUNDRED EIGHTY FOUR THOUSAND ONE	)
	)	For and on behalf of
HUNDRED AND FIFTY AND CENTS SEVENTY	)	JUGADA COMPANY LIMITED
)
ONLY (the whole sum of which having been	)	/s/ Wong Chin Wah
	)	Authorised Signature(s)
transferred from the previous tenancy agreement as	)
)
aforesaid upon surrender of the previous tenancy	)
)
agreement).	)

Signature verified by :-

/s/ Majestic Sin Yeung
Majestic Sin Yeung
Johnson Stokes & Master Solicitor, Hong Kong SAR

APEC PLAZA

[SEAL]	19th Floor Plan
(For Identification Only)